SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 22, 2002


                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)


            Arizona                     1-4473                  86-0011170
(State or other jurisdiction          (Commission              (IRS Employer
        of incorporation)            File Number)         Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona          85004
         (Address of principal executive offices)              (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)



                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

ACC APPLICATIONS

     On November 8, 2002, Arizona Public Service Company (the "Company" or "APS") filed an application (the "Interim Financing Application") with the Arizona Corporation Commission (the "ACC") requesting a waiver of certain ACC rules to permit APS to (a) make short-term advances to Pinnacle West Capital Corporation ("Pinnacle West") in the form of an inter-affiliate line of credit or (b) guarantee Pinnacle West's short-term debt. See Item 5 in the Company's Current Report on Form 8-K dated November 14, 2002. In either case, the waiver would be limited to a maximum aggregate principal amount of $125 million and for a maximum term of 364 days. At an ACC special open meeting on November 22, 2002 the ACC approved the Interim Financing Application, subject to the following conditions: (a) the terms and conditions, including the pricing schedule, of the line of credit between Pinnacle West and APS will be the same as those in Pinnacle West's bank facility that is expiring November 29, 2002; (b) APS acquires a $125 million security interest in certain assets of Pinnacle West Energy Corporation, Pinnacle West's unregulated generation subsidiary ("Pinnacle West Energy"), to secure the financing; (c) all amounts received by APS be deferred and accounted for in a manner to allow amortization as a credit to customers; and, (d) the ACC will examine ways to improve regulatory insulation between APS and its affiliates in their consideration of APS' $500 million Financing Application filed on September 16, 2002. See "ACC Applications" in
Note 5 to Notes to Condensed Financial Statements in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 for additional information regarding the $500 million Financing Application.

PINNACLE WEST ENERGY CORPORATION

     On November 22, 2002, Pinnacle West Energy announced the decision to cancel Redhawk Units 3 and 4. As a result of the plant cancellation, Pinnacle West expects to record a charge of approximately $50 million before income taxes ($30 million after-tax, $0.35 per share) in the fourth quarter of 2002. The near-term cash benefits associated with the plant cancellation are expected to total approximately $60 million between now and the end of 2003. Over the next five years, Pinnacle West estimates that this decision will reduce its capital spending by more than $500 million.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ARIZONA PUBLIC SERVICE COMPANY
                                       (Registrant)



Dated: November 26, 2002               By: Barbara M. Gomez
                                           -------------------------------------
                                           Barbara M. Gomez
                                           Treasurer

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